SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 26, 2006

(Date of earliest event report)
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On April 26, 2006, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Reports First Quarter Earnings,
Including Paper Business Goodwill Impairment
FEDERAL WAY, Wash. (April 26, 2006) — Weyerhaeuser Company (NYSE: WY) today reported a net loss of $580 million for first quarter 2006, or $2.36 per diluted share, on net sales of $5.4 billion. This includes an impairment of goodwill associated with the company’s fine paper business.
Excluding the goodwill impairment of $746 million, the company earned $166 million, or 67 cents per diluted share. This compares with net earnings of $239 million, or 98 cents per diluted share, on net sales of $5.4 billion for the same period last year.
The company also announced today that, as a part of its previously announced strategic review, it is considering alternatives for its fine paper business. The alternatives range from continuing to hold and operate the assets to a possible sale or other disposition. The company said it is in active discussions with several parties, but there is no assurance that these discussions will lead to an agreement or result in a transaction.
“This announcement marks an important milestone in our ongoing strategic review,” said Steven R. Rogel, chairman, president and chief executive officer. “We remain committed to seeking the best alternatives to create value for shareholders.”
First quarter 2006 earnings include the following after-tax items:
•	A charge of $746 million, or $3.03 per diluted share, for the estimated amount of a write-off of goodwill associated with the fine paper business. This estimate represents the full amount of goodwill associated with that business. This estimate is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the company’s 10-Q.

•	Income of $12 million in the Real Estate business, or 5 cents per diluted share, associated with insurance recoveries and recognition of deferred income in connection with partnership restructurings.

•	A charge of $17 million, or 7 cents per diluted share, for foreign exchange losses.

•	A charge of $14 million, or 6 cents per diluted share for stock-based compensation. The company adopted the provisions of FASB Statement 123R, the stock-based compensation accounting standard, in the first quarter.
First quarter 2005 earnings include the following after-tax items:
•	A charge of $8 million, or 3 cents per diluted share, associated with the settlement of a linerboard antitrust lawsuit.

•	A charge of $5 million, or 2 cents per diluted share associated with the closure of facilities.
“During the quarter we began to see some improvement in market conditions for our cellulose fiber, fine paper, containerboard and packaging businesses which resulted in price improvement in the first quarter,” said Steven R. Rogel, chairman, president and chief executive officer. “We believe this trend will continue and have a positive effect upon our second quarter earnings.”
SUMMARY OF FIRST QUARTER FINANCIAL HIGHLIGHTS

Millions (except per share data)	1Q 2006	1Q 2005	Change
Net earnings (loss)	$(580)	$239	$(819)
Earnings (loss) per diluted share	$(2.36)	$0.98	$(3.34)
Net sales	$5,376	$5,371	$5
SEGMENT RESULTS FOR FIRST QUARTER (Contributions to Pre-Tax Earnings)

Millions	1Q 2006	1Q 2005	Change
Timberlands	$198	$200	$(2)
Wood Products	$117	$131	$(14)
Cellulose Fiber and White Papers	$(763)	$19	$(782)
Containerboard, Packaging and Recycling	$22	$48	$(26)
Real Estate and Related Assets	$172	$183	$(11)
TIMBERLANDS

	1Q 2006	4Q 2005	Change
Contribution to pre-tax earnings (millions)	$198	$183	$15
First quarter earnings increased slightly from the fourth quarter 2005 due to increasing Western log prices and lower first quarter operating costs in the West and South. Fourth quarter 2005 included a $6 million pre-tax charge due to the effects of Hurricane Katrina.
Weyerhaeuser expects second quarter market conditions and earnings to be similar to first quarter.
WOOD PRODUCTS

	1Q 2006	4Q 2005	Change
Contribution to pre-tax earnings (millions)	$117	$26	$91
Earnings in the first quarter of 2006 were comparable to fourth quarter 2005 after excluding $91 million of pre-tax charges associated with facility closures taken in the fourth quarter of 2005. Construction activity remained healthy during the first quarter and prices were mixed.
Prices for oriented strand board were slightly lower than fourth quarter 2005 and shipment volumes were comparable.
Lumber prices trended up during the quarter. However, shipment volume decreased 7 percent.
Prices and shipment volumes for engineered lumber products were comparable to the prior quarter.
Manufacturing costs for lumber products remained constant quarter to quarter, and manufacturing costs for engineered products declined slightly primarily due to higher productivity.
The company incurred $11 million in countervailing and anti-dumping duties and related costs on Canadian softwood lumber the company sold into the United States in the first quarter of 2006, compared with $16 million in the fourth quarter of 2005.
Weyerhaeuser expects higher second quarter earnings compared with first quarter due to seasonal increase in building activity and stable raw materials and manufacturing costs.

CELLULOSE FIBER AND WHITE PAPERS

	1Q 2006	4Q 2005	Change
Contribution (charge) to pre-tax earnings (millions)	$(763)	$(477)	$(286)
First quarter includes a goodwill impairment charge of $746 million. Fourth quarter 2005 includes closure related costs of $427 million for the Cosmopolis, Wash. pulp operations; Prince Albert, Saskatchewan pulp and paper operations; and a paper machine at Dryden, Ontario.
Excluding the charges, first quarter performance improved from fourth quarter 2005.
Fine paper and cellulose fiber products both experienced stronger market conditions, with prices increasing on a quarter-to-quarter basis. Fine paper sales volumes declined modestly with the January closure of Prince Albert paper operations while cellulose fiber volume improved slightly. Improved productivity and lower freight costs were offset by increases in raw materials and chemicals. Energy costs remained stable at their high level.
Weyerhaeuser expects the segment to show improved earnings in second quarter despite a seasonal increase in annual scheduled maintenance.
CONTAINERBOARD, PACKAGING AND RECYCLING

	1Q 2006	4Q 2005	Change
Contribution (charge) to pre-tax earnings (millions)	$22	$(188)	$210
Earnings improved from the fourth quarter due to containerboard and packaging price increases. Packaging shipments declined from the strong fourth quarter levels, but were higher compared with the first quarter of last year. Fourth quarter 2005 results included pre-tax charges of $130 million for facility closures and $38 million for a settlement of containerboard antitrust lawsuits.
The company expects continued improvement in earnings from this segment in the second quarter.
REAL ESTATE AND RELATED ASSETS

	1Q 2006	4Q 2005	Change
Contribution to pre-tax earnings (millions)	$172	$250	$(78)
Earnings decreased from fourth quarter due to decreased margins and seasonally lower single-family home closings. The number of single-family homes closed in first quarter declined 40 percent as compared to fourth quarter. First quarter results included land sales earnings of approximately $33 million and $17 million from insurance recoveries and partnership restructurings. Fourth quarter results included a $33 million pre-tax impairment charge related to unimproved land in Northern California. The backlog of homes sold, but not closed, at the end of the first quarter represents more than five months’ sales. This level is similar to the backlog at the end of the fourth quarter.
Weyerhaeuser expects increased single-family closing activity in the second quarter. Total real estate and related earnings, however, are expected to decline slightly from the first quarter due to lower land sales.
The company will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on April 26 to discuss the first quarter results.
To access the conference call from within North America, dial 1-888-221-5699 at least 15 minutes before the call. Those calling from outside North America should dial 1-706-643-3795. Replays will be available for one week at 1-800-642-1687 (access code — 7766499) from within North America and at 1-706-645-9291 (access code — 7766499) from outside North America.

The call is being webcast through Weyerhaeuser’s Internet site at http://investor.weyerhaeuser.com by clicking on the “Q1 2006 Earnings Conference Call” link.
The webcast is available through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected site, StreetEvents (http://www.streetevents.com).
Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.
###
This news release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” anticipates,” “estimates,” and “plans,” and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding the company’s markets in the second quarter 2006; expected earnings and performance of the company’s business segments during the second quarter 2006, demand and pricing for the company’s products in the second quarter 2006, stable raw material and manufacturing costs in the second quarter 2006, seasonal increase in building activity in the second quarter of 2006, seasonal increase in annual maintenance outages in the second quarter 2006, increased single-family housing closings in second quarter 2006, lower land sales in the second quarter of 2006, the completion of a transaction involving the fine paper business; and related matters. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to:
•	The effect of general economic conditions, including the level of interest rates and housing starts;

•	Market demand for the company’s products, which may be tied to the relative strength of various U.S. business segments;

•	Energy prices;

•	Raw material prices;

•	Chemical prices;

•	Performance of the company’s manufacturing operations including unexpected maintenance requirements;

•	The successful execution of internal performance plans;

•	The level of competition from domestic and foreign producers;

•	The effect of forestry, land use, environmental and other governmental regulations, and changes in accounting regulations;

•	The effect of weather;

•	The risk of loss from fires, floods, windstorms, hurricanes and other natural disasters;

•	Transportation costs;

•	Legal proceedings;

•	The effect of timing of retirements and changes in the market price of company stock on charges for stock-based compensation; and

•	Performance of pension fund investments and related derivatives.
The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar, and restrictions on international trade or tariffs imposed on imports, including the countervailing and anti-dumping duties imposed on the company’s softwood lumber shipments from Canada to the United States. These and other factors could cause or contribute to actual results differing materially from such forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any of them occurs, what effect they will have on the company’s results of operations or financial condition. The company expressly declines any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date of this news release.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

	Q1		Q2	Q3	Q4	Year End
CONSOLIDATED EARNINGS	March 26,	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
(in millions)	2006	2005	2005	2005	2005	2005

Net sales and revenues:
Weyerhaeuser (1)	$4,686	$4,716	$5,160	$4,986	$4,852	$19,714
Real Estate and Related Assets	690	655	648	596	1,016	2,915

Total net sales and revenues	5,376	5,371	5,808	5,582	5,868	22,629

Costs and expenses:
Weyerhaeuser:
Costs of products sold	3,719	3,621	3,947	3,912	3,980	15,460
Depreciation, depletion and amortization	312	323	325	327	332	1,307
Selling expenses	111	117	118	118	108	461
General and administrative expenses	257	222	218	236	223	899
Research and development expenses	16	14	12	18	17	61
Taxes other than payroll and income taxes	44	46	48	69	16	179
Charges for integration and restructuring	—	5	4	2	10	21
Charges for closure of facilities	1	5	3	29	656	693
Impairment of goodwill (2)	746	—	—	—	—	—
Other operating costs, net (3) (4)	30	9	(40)	(32)	3	(60)

	5,236	4,362	4,635	4,679	5,345	19,021

Real Estate and Related Assets:
Costs and operating expenses (5)	481	426	441	401	677	1,945
Depreciation and amortization	3	3	4	4	5	16
Selling expenses	37	33	36	36	46	151
General and administrative expenses	30	24	25	27	28	104
Taxes other than payroll and income taxes	1	1	—	1	1	3
Other operating costs, net	(3)	—	(2)	(2)	1	(3)
Impairment of long-lived assets	—	—	—	—	33	33

	549	487	504	467	791	2,249

Total costs and expenses	5,785	4,849	5,139	5,146	6,136	21,270

Operating income	(409)	522	669	436	(268)	1,359

Interest expense and other:
Weyerhaeuser:
Interest expense incurred (6)	(152)	(196)	(179)	(193)	(171)	(739)
Less interest capitalized	16	—	2	3	4	9
Interest income and other	19	27	20	143	24	214
Equity in income (loss) of affiliates (7)	3	—	4	2	(12)	(6)
Real Estate and Related Assets:
Interest expense incurred	(14)	(14)	(14)	(13)	(14)	(55)
Less interest capitalized	14	14	14	13	14	55
Interest income and other	10	5	(2)	4	5	12
Equity in income of unconsolidated entities (8)	21	10	13	14	20	57

Earnings before income taxes	(492)	368	527	409	(398)	906
Income taxes (9)	(88)	(129)	(228)	(120)	153	(324)

Earnings from continuing operations	(580)	239	299	289	(245)	582
Earnings from discontinued operations, net of taxes (10)	—	—	121	(4)	34	151

Net earnings	$(580)	$239	$420	$285	$(211)	$733

Basic net earnings per share:
Continuing operations	$(2.36)	$0.98	$1.23	$1.17	$(1.00)	$2.38
Discontinued operations	—	—	0.49	(0.01)	0.14	0.62

Net earnings per share	$(2.36)	$0.98	$1.72	$1.16	$(0.86)	$3.00

Diluted net earnings per share:
Continuing operations	$(2.36)	$0.98	$1.22	$1.17	$(1.00)	$2.36
Discontinued operations	—	—	0.49	(0.01)	0.14	0.62

Net earnings per share	$(2.36)	$0.98	$1.71	$1.16	$(0.86)	$2.98

Dividends paid per share	$0.50	$0.40	$0.50	$0.50	$0.50	$1.90

Weighted average shares outstanding (in thousands)
Basic	245,794	242,863	244,702	245,009	245,215	244,447
Diluted	245,794	244,185	245,881	246,190	246,198	245,559
PRELIMINARY RESULTS — SUBJECT TO AUDIT

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

FOOTNOTES TO CONSOLIDATED EARNINGS
           (in millions)

		Q1 2006	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YE 2005

(1)	Countervailing and anti-dumping duties and related costs per quarter were charges of:	$11	$22	$27	$19	$16	$84

(2)	The first quarter of 2006 includes the estimated amount of a write-off of goodwill associated with the fine paper business.

		Q1 2006	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YE 2005

(3)	Net foreign exchange gains (losses), primarily from fluctuations in Canadian and New Zealand exchange rates:	$(26)	$13	$(13)	$37	$(21)	$16

(4)	The first quarter of 2005 includes a $12 million charge for the settlement of a linerboard antitrust lawsuit. The second quarter of 2005 includes an $18 million charge related to alder litigation and $57 million of income related to the recognition of a deferred gain from previous timberlands sales. The third quarter of 2005 includes a $115 million gain on the sale of an investment in a joint venture. The fourth quarter of 2005 includes a $38 million charge for the settlement of linerboard antitrust litigation and $43 million of income for the cumulative effect of a change to begin capitalizing Weyerhaeuser interest to assets of Weyerhaeuser Real Estate Company.

(5)	The first quarter of 2006 includes income of $8 million related to a warranty insurance recovery.

(6)	The third and fourth quarters of 2005 include charges of $21 million and $15 million, respectively, for the early extinguishment of debt.

(7)	The fourth quarter of 2005 includes a $15 million charge related to the impairment of an investment in an equity affiliate.

(8)	The first quarter of 2006 includes recognition of $10 million of deferred income in connection with partnership restructurings.

(9)	The second quarter of 2005 includes a charge of $44 million related to the repatriation of $1.1 billion of eligible Canadian earnings under the provisions of the American Jobs Creation Act of 2004. The third quarter of 2005 includes a one-time tax benefit of $14 million related to a change in the Ohio state income tax law.

(10)	Includes the net operating results of the company’s coastal British Columbia and French composites operations. The second quarter of 2005 includes a gain of $110 million, including a tax benefit of $46 million, related to the sale of the coastal British Columbia operations. The third quarter of 2005 includes a $1 million charge related to the termination of pension plans associated with these operations. The fourth quarter of 2005 includes a pretax gain of $57 million and related tax expense of $23 million associated with the sale of the French composites operations.
PRELIMINARY RESULTS — SUBJECT TO AUDIT

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

Net sales and revenues (in millions):	Q1		Q2	Q3	Q4	Year End
	March 26,	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
	2006	2005	2005	2005	2005	2005

Timberlands:
Logs	$201	$182	$195	$188	$196	$761
Other products	62	82	63	65	76	286

	263	264	258	253	272	1,047

Wood Products:
Softwood lumber	782	892	1,032	889	811	3,624
Plywood	135	183	196	184	172	735
Veneer	13	13	10	9	12	44
Composite panels	121	120	132	122	123	497
OSB	287	288	306	267	303	1,164
Hardwood lumber	99	94	102	95	99	390
Engineered I-Joists	183	160	213	202	181	756
Engineered Solid Section	221	190	241	244	221	896
Logs	7	27	24	6	5	62
Other products	225	272	339	326	290	1,227

	2,073	2,239	2,595	2,344	2,217	9,395

Cellulose Fiber and White Papers:
Pulp	394	376	355	381	370	1,482
Paper	613	599	611	604	603	2,417
Coated groundwood	40	42	47	45	46	180
Liquid packaging board	46	47	52	50	54	203
Other products	14	14	12	16	12	54

	1,107	1,078	1,077	1,096	1,085	4,336

Containerboard, Packaging and Recycling:
Containerboard	82	117	101	86	91	395
Packaging	911	898	969	929	914	3,710
Recycling	80	92	92	87	81	352
Bags	20	22	21	20	20	83
Other products	34	34	40	47	46	167

	1,127	1,163	1,223	1,169	1,152	4,707

Real Estate and Related Assets	690	655	648	596	1,016	2,915

Corporate and Other	116	149	151	146	154	600

Less sales of discontinued operations	—	(177)	(144)	(22)	(28)	(371)

	$5,376	$5,371	$5,808	$5,582	$5,868	$22,629

Contribution (charge) to earnings: (in millions)	Q1		Q2	Q3	Q4	Year End
	March 26,	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
	2006	2005	2005	2005	2005	2005

Timberlands (1)(2)(4)	$198	$200	$210	$191	$183	$784
Wood Products (1)(2)(5)	117	131	204	124	26	485
Cellulose Fiber and White Papers (1)(2)(6)	(763)	19	16	(2)	(477)	(444)
Containerboard, Packaging and Recycling (1)(2)(7)	22	48	99	36	(188)	(5)
Real Estate and Related Assets (8)	172	183	156	145	250	734
Corporate and Other (1)(2)(3)(9)	(102)	(17)	99	101	33	216

	$(356)	$564	$784	$595	$(173)	$1,770

PRELIMINARY RESULTS — SUBJECT TO AUDIT

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

FOOTNOTES TO CONTRIBUTION (CHARGE) TO EARNINGS
          (in millions)

(1)	Closure charges by segment:	Q1 2006	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YE 2005

	Timberlands	$—	$3	$—	$—	$3	$6
	Wood Products	—	1	1	6	91	99
	Cellulose Fiber and White Papers	(1)	—	—	22	427	449
	Containerboard, Packaging and Recycling	2	4	2	1	130	137
	Corporate and Other	—	—	—	—	5	5

		$1	$8	$3	$29	$656	$696

	The above closure charges for the first quarter and full year 2005 include $3 million of costs incurred within the company’s discontinued operations.

(2)	Stock-based compensation charges
	(income) recognized by segment:	Q1 2006	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YE 2005

	Timberlands	$1	$—	$—	$—	$—	$—
	Wood Products	2	—	—	—	—	—
	Cellulose Fiber and White Papers	1	—	—	—	—	—
	Containerboard, Packaging and Recycling	2	—	—	—	—	—
	Corporate and Other	15	2	(6)	3	12	11

		$21	$2	$(6)	$3	$12	$11

		Q1 2006	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YE 2005

(3)	Net foreign exchange gains (losses) included in Corporate and Other were:	$(26)	$13	$(12)	$38	$(20)	$19

(4)	Additonal Timberlands notes:

(a) Hurricane related losses were $5 million in third quarter 2005 and $6 million in fourth quarter 2005.

(5)	Additonal Wood Products notes:

(a) Refer to footnote 1 to Consolidated Earnings regarding countervailing duty and anti-dumping costs included in Wood Products.

(b) The second quarter of 2005 includes an $18 million charge related to alder litigation. The third quarter of 2005 includes $9 million of income related to the reduction of reserves for alder litigation and an insurance settlement related to product liability claims.

(c) The second quarter of 2005 includes a $6 million gain related to a tenure reallocation agreement with the British Columbia government.

(6)	Additional Cellulose Fiber and White Papers notes:

(a) The first quarter of 2006 includes a charge of $746 million for the estimated amount of a write-off of goodwill associated with the fine paper business.

(7)	Additional Containerboard, Packaging and Recycling notes:

(a) The first and fourth quarters of 2005 include charges of $12 million and $38 million, respectively, associated with the settlement of linerboard antitrust lawsuits.

(b) The third quarter of 2005 had a charge of $1 million related to hurricane damage.

(8)	Additional Real Estate and Related Assets notes:

(a) The first quarter of 2006 includes income of $8 million related to a warranty insurance recovery and income of $10 million related to recognition of deferred income in connection with partnership restructurings.

(b) The first quarter of 2006 includes net gains on land and lot sales of $33 million. The first, second, third and fourth quarters of 2005 include net gains (losses) on land and lot sales of $57 million, $21 million, ($1) and $2 million, respectively. The fourth quarter of 2005 also includes a $33 million charge for the impairment of unimproved land.

(9)	Additional Corporate and Other notes:

(a) The second quarter of 2005 includes a $64 million pretax gain on the sale of the company’s operations in coastal British Columbia and $57 million of income related to the recognition of a deferred gain from previous timberlands sales. The third quarter of 2005 includes a $115 million gain on the sale of an investment in a joint venture. The fourth quarter of 2005 includes a $57 million gain on the sale of the company’s French composites operations and $43 million of income for the cumulative effect of a change to begin capitalizing Weyerhaeuser interest to assets of Weyerhaeuser Real Estate Company.

(b) The fourth quarter of 2005 includes charges of $15 million related to the impairment of an investment in an equity affiliate.
PRELIMINARY RESULTS — SUBJECT TO AUDIT

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

Third party sales volumes:	Q1		Q2	Q3	Q4	Year End
	March 26,	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
	2006	2005	2005	2005	2005	2005
Timberlands (thousands):
Logs — cunits	935	864	863	886	939	3,552

Wood Products (millions):
Softwood lumber — board feet	1,921	2,057	2,355	2,179	2,059	8,650
Plywood — square feet (3/8”)	389	537	600	558	485	2,180
Veneer — square feet (3/8”)	61	60	59	51	61	231
Composite panels — square feet (3/4”)	302	299	317	308	305	1,229
Oriented strand board — square feet (3/8”)	1,000	908	1,041	1,008	991	3,948
Hardwood lumber — board feet	103	102	114	105	106	427
Engineered I-Joists — lineal feet	114	108	138	125	113	484
Engineered Solid Section — cubic feet	9	9	10	10	9	38
Logs — cunits (in thousands)	55	187	177	41	46	451

Cellulose Fiber and White Papers (thousands):
Pulp — air-dry metric tons	651	629	587	653	633	2,502
Paper — tons (1)	753	736	742	757	761	2,996
Coated groundwood — tons	52	58	62	56	56	232
Liquid packaging board — tons	56	60	65	64	69	258
Paper converting — tons	511	475	494	494	501	1,964

Containerboard, Packaging and Recycling (thousands):
Containerboard — tons	211	295	259	238	254	1,046
Packaging — MSF	18,342	17,354	18,600	18,560	19,117	73,631
Recycling — tons	733	692	695	665	676	2,728
Kraft bags and sacks — tons	20	23	22	22	22	89

Real Estate and Related Assets:
Single-family homes sold	1,472	1,378	1,525	1,608	1,174	5,685
Single-family homes closed	1,161	1,189	1,279	1,257	1,922	5,647
Single-family homes sold but not closed at end of period	3,104	2,561	2,807	3,158	2,410	2,410

(1)	Paper volume includes unprocessed rolls and converted paper volumes.

Total production volumes:	Q1		Q2	Q3	Q4	Year End
	March 26,	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
	2006	2005	2005	2005	2005	2005
Timberlands (thousands):
Fee Depletion — cunits	2,132	2,248	2,231	2,098	2,153	8,730

Wood Products (millions):
Softwood lumber — board feet	1,663	1,821	1,869	1,651	1,645	6,986
Plywood — square feet (3/8”)	241	303	302	296	254	1,155
Veneer — square feet (3/8”) (1)	455	517	529	486	447	1,979
Composite panels — square feet (3/4”)	278	267	282	268	263	1,080
Oriented strand board — square feet (3/8”)	1,073	1,007	1,019	1,017	1,035	4,078
Hardwood lumber — board feet	82	92	96	91	85	364
Engineered I-Joists — lineal feet	121	133	132	108	110	483
Engineered Solid Section — cubic feet	11	11	10	10	10	41

Cellulose Fiber and White Papers (thousands):
Pulp — air-dry metric tons	676	621	614	663	604	2,502
Paper — tons (2)	724	763	752	765	780	3,060
Coated groundwood — tons	56	55	59	60	60	234
Liquid packaging board — tons	61	60	64	69	71	264
Paper converting — tons	498	475	487	483	505	1,950

Containerboard, Packaging and Recycling (thousands):
Containerboard — tons (3)	1,575	1,503	1,581	1,597	1,587	6,268
Packaging — MSF	19,550	18,628	19,915	19,416	20,130	78,089
Recycling — tons (4)	1,716	1,624	1,673	1,716	1,730	6,743
Kraft bags and sacks — tons	19	23	22	21	22	88
(1)	Veneer production represents lathe production and includes volumes that are further processed into plywood and engineered lumber products by company mills.

(2)	Paper production includes unprocessed rolls and converted paper volumes.

(3)	Containerboard production represents machine production and includes volumes that are further processed into packaging and kraft bags and sacks by company facilities.

(4)	Recycling production includes volumes processed in Weyerhaeuser recycling facilities that are consumed by company facilities and brokered volumes.
PRELIMINARY RESULTS — SUBJECT TO AUDIT

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION
CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                                                                      (in millions)

	March 26,	Dec. 25,
Assets	2006	2005
Weyerhaeuser
Current assets:
Cash and short-term investments	$105	$818
Receivables, less allowances	1,828	1,727
Inventories	2,068	1,917
Prepaid expenses	433	414

Total current assets	4,434	4,876
Property and equipment	10,285	10,510
Construction in progress	648	533
Timber and timberlands at cost, less fee stumpage charged to disposals	3,702	3,705
Investments in and advances to equity affiliates	475	486
Goodwill	2,235	2,982
Deferred pension and other assets	1,284	1,314
Restricted assets held by special purpose entities	914	916

	23,977	25,322

Real Estate and Related Assets
Cash and short-term investments	39	286
Receivables, less allowances	143	42
Real estate and land for sale and development	2,639	2,092
Other assets	413	357
Consolidated assets not owned	170	130

	3,404	2,907

Total assets	$27,381	$28,229

Liabilities and Shareholders’ Interest

Weyerhaeuser
Current liabilities:
Notes payable and commercial paper	$1	$3
Current maturities of long-term debt	699	389
Accounts payable	1,193	1,241
Accrued liabilities	1,253	1,622

Total current liabilities	3,146	3,255
Long-term debt	6,938	7,404
Deferred income taxes	4,001	4,035
Deferred pension, other postretirement benefits and other liabilities	1,651	1,591
Liabilities (nonrecourse to Weyerhaeuser) held by special purpose entities	763	764

	16,499	17,049

Real Estate and Related Assets
Notes payable and commercial paper	63	3
Long-term debt	878	851
Other liabilities	598	417
Consolidated Liabilities not owned	114	109

	1,653	1,380

Total liabilities	18,152	18,429

Shareholders’ interest	9,229	9,800

Total liabilities and shareholders’ interest	$27,381	$28,229

STATEMENT OF CASH FLOWS	Q1		Q2	Q3	Q4	Year End
SELECTED INFORMATION (unaudited)	March 26,	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
(in millions)	2006	2005	2005	2005	2005	2005
(Weyerhaeuser only, excludes Real Estate & Related Assets)

Net cash from operations	$(209)	$(203)	$713	$441	$669	$1,620
Cash paid for property and equipment	(182)	(117)	(196)	(220)	(310)	(843)
Cash paid for timberlands reforestation	(12)	(12)	(6)	(6)	(8)	(32)
Cash received from issuances of debt	—	—	1	—	—	1
Revolving credit facilities, notes and commercial paper borrowings, net	(68)	19	23	(40)	170	172
Payments on debt	(158)	(404)	(206)	(965)	(603)	(2,178)
Proceeds from the sale of operations	—	—	1,107	—	102	1,209
PRELIMINARY RESULTS — SUBJECT TO AUDIT

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

	By	/s/ Jeanne Hillman

	Its:	Vice President and
Chief Accounting Officer

Date: April 26, 2006